PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:    2042


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                                Fixed Rate Notes


Principal Amount:        $127,000,000

CUSIP Number:            59018Y CH2

Interest Rate:           6.69000%

Original Issue Date:     November 13, 2000

Stated Maturity Date:    November 13, 2001

Interest Payment Dates:  At Maturity
                         0

Repayment at the Option
of the Holder:           The Notes cannot be repaid prior to the Stated Maturity
                         Date.

Redemption at the Option
of the Company:          The Notes cannot be redeemed prior to the Stated
                         Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                 The Chase Manhattan Bank

Dated:                   November 8, 2000